Exhibit 99.1

Ipsidy Announces Results for Third Quarter 2017

LONG BEACH, N.Y., November 13, 2017 -- Ipsidy Inc. (www.ipsidy.com) [OTC:IDGS], (formerly known as ID Global Solutions Corporation), a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended September 30, 2017.

Financial Highlights for the Three and Nine Months Ended September 30, 2017

●	Total revenue for the three and nine month periods was $0.6 million and $1.8 million respectively compared to $0.6 million and $1.4 million respectively for the three and nine months in 2016.

●	Net loss for the three and nine months was $2.1 million and $14.6 million respectively compared to a net loss in the third quarter of 2016 of $4.3 million and net income of $2.5 million in the first nine months of 2016. In 2016, the derivative liability gave rise to a charge of $1.6 million in the third quarter and a benefit of $16.1 million in the nine months ended September 30, 2016. (The derivative liability was eliminated in the first quarter of 2017.)

●	Basic net loss per share for the three and nine months in 2017 was $0.01 and $0.04 cents respectively compared to basic net loss per share of $0.02 cents in the quarter ended September 30, 2016 and net income per share of $0.01 for the nine months in 2016. Fully diluted net loss per share in the three and nine months ended September 30, 2107 was $0.01 and $0.04 respectively and in the three and nine months ended September 30, 2106 was $0.02 and $0.04 cents respectively.

●	Adjusted EBITDA loss for the three and nine months in 2017 was $1.2 million and $4.1 million respectively compared to $0.9 million and $3.0 million respectively in 2016.

●	Total liabilities reduced to $4.3 million as of September 30, 2017, compared to liabilities of $25.8 million as of December 31, 2016, and stockholders’ equity increased to $10.5 million as of September 30, 2017, compared to a stockholders’ deficit of $13.3 million as of December 31, 2016.

The combination of the above events resulted in the substantial improvement in the Company’s balance sheet and provided near-term working capital. Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

The Company continued to make progress on the development of its identity transaction platform to support both IdLok™ and mobile payment ecosystem pilots across several vertical and geographical markets:

●	In August 2017, the Company initiated a soft pilot program with a United States financial institution using IdLok to provide enhanced credit card security.

●	In September 2017, the Company signed a distributor agreement with a Brazilian software firm to market IdLok to its customer portfolio for managing identity authentication for a building’s residents and visitors, verifying callers to contact centers and securing digital access and payment transactions for financial services companies.

●	Also in September 2017, the Company signed a term sheet to provide a closed loop fuel card with a distributor in South Africa and is working towards the launch of the pilot.

●	In October 2017, the Company began a three-month pilot with a major commercial real estate operator in the United States providing identity authentication for physical access control using IdLok. The operator’s employees, contractors and visitors utilize the Idlok mobile-phone application in conjunction with a proximity beacon to enter corporate offices for which they have been authorized.

“Ipsidy is moving from planning and development to execution and rollout of its new suite of products,” said Philip Beck, Chairman and Chief Executive Officer of Ipsidy. “We are starting to work with a number of customers on pilot programs, which are focused on proof of concept, with a view to moving into commercial production, once pilots have successfully concluded.”

In order to align its public persona in the financial markets with its new branding and marketing strategy, the Company is in the process of updating its ticker symbol and expects to make a formal announcement of this change in the coming days.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended September 30, 2017 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:

Ipsidy is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia www.multipay.com.co and Cards Plus in South Africa. www.cardsplus.co.za. In a world that is increasingly digital and mobile, our vision is to enable solutions that provide pre-transaction verification of identity as well as embed identity verification within every electronic transaction message processed through our platform, or other electronic systems. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly verified. We are therefore developing solutions intended to provide our customers with the next level of transaction security, control and certainty for everyday transactions. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2016 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net (loss) gain	$(2,110,019)	$(4,333,036)	$(14,581,691)	$2,526,783

Add Back:

Interest Expense	230,698	853,543	1,125,880	3,126,320
Conversion of debt, derivative liability, and modifications	—	1,594,636	4,106,652	(16,082,616)
Depreciation and amortization	99,779	127,473	346,313	388,233
Write-off of asset	—	225,862	—	225,862
Taxes	—	—	—	—
Stock compensation	624,581	654,066	4,891,251	6,805,776

Adjusted EBITDA (Non-GAAP)	$(1,154,961)	$(877,456)	$(4,111,595)	$(3,009,642)

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,440,179	$689,105
Accounts receivable, net	216,921	138,359
Current portion of net investment in direct financing lease	51,402	44,990
Inventory	853,647	150,679
Other current assets	207,938	166,479
Total current assets	2,770,087	1,189,612

Property and equipment, net	242,290	115,682
Other Assets	1,270,876	358,343
Intangible Assets, net	3,185,416	3,474,291
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	632,492	674,015
Total assets	$14,837,204	$12,547,986

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,684,377	$1,687,900
Convertible notes payable, net	—	250,000
Derivative liability	—	8,388,355
Capital lease obligation, current portion	26,614	—
Notes payable, net, current portion	—	109,819
Deferred revenue	277,287	398,680
Total current liabilities	1,988,278	10,834,754

Long-term liabilities:
Convertible notes payable, net, less current maturities	—	3,051,603
Notes payable, net, less current maturities	2,231,648	2,245,596
Capital lease obligation, net of current portion	122,674	—
Derivative liability, net of current portion	—	9,668,276
Total long-term liabilities	2,354,322	14,965,475
Total liabilities	4,342,600	25,800,229

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 1,000,000,000 and 500,000,000 shares authorized; 364,320,216 and 234,704,655 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	36,432	23,470
Additional paid in capital	73,646,880	35,341,669
Accumulated deficit	(63,507,684)	(48,925,993)
Accumulated comprehensive income	318,976	308,611
Total stockholders’ equity (deficit)	10,494,604	(13,252,243)
Total liabilities and stockholders’ equity (deficit)	$14,837,204	$12,547,986

IPSIDY INC  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Products and services	$589,576	$576,466	1,695,737	1,373,892
Lease income	18,070	19,735	56,050	33,050
Total revenues, net	607,646	596,201	1,751,787	1,406,942

Operating Expenses:
Cost of Sales	144,367	116,376	448,637	349,034
General and administrative	2,236,543	2,171,627	10,242,880	10,711,942
Research and development	6,278	65,582	63,116	387,246
Depreciation and amortization	99,779	127,473	346,313	388,233
Total operating expenses	2,486,967	2,481,058	11,100,946	11,836,455

Loss from operations	(1,879,321)	(1,884,857)	(9,349,159)	(10,429,513)

Other Income (Expense):
(Loss) gain on derivative liability	—	(1,594,636)	(452,146)	16,082,616
Interest expense	(230,698)	(853,543)	(1,125,880)	(3,126,320)
Other income (expense), net		—	(3,654,506)	—
Other income (expense), net	(230,698)	(2,448,179)	(5,232,532)	12,956,296

(Loss) income loss before income taxes	(2,110,019)	(4,333,036)	(14,581,691)	2,526,783

Income Taxes	—	—	—	—

Net (loss) income	$(2,110,019)	$(4,333,036)	$(14,581,691)	$2,526,783

Net (loss) income per share - Basic	$(0.01)	$(0.02)	$(0.04)	$0.01

Net (loss) income per share - Diluted	$(0.01)	$(0.02)	$(0.04)	$(0.04)

Weighted Average Shares Outstanding - Basic	344,658,454	226,796,302	328,131,720	212,790,554

Weighted Average Shares Outstanding - Diluted	344,658,454	226,796,302	328,131,720	289,858,911

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net(loss) income	$(14,581,691)	$2,526,783
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	346,313	388,233
Stock-based compensation	4,891,251	6,805,776
Common stock issued for services	140,151	285,227
Amortization of debt discount and debt issuance costs, net	793,061	2,741,653
Loss (gain) on derivative liability	452,146	(16,082,616)
Gain on settlement of notes payable	(2,802,234)	—
Loss on modification of derivatives	319,770	—
Loss on modification of warrants	158,327	—
Loss on conversion of debt	5,978,643
Write off of abandoned property	—	225,862
Changes in operating assets and liabilities:
Accounts receivable	(75,806)	125,814
Net investment in direct financing lease	35,111	17,845
Other current assets	(41,459)	(12,929)
Inventory	(704,326)	(159,494)
Accounts payable and accrued expenses	319,814	(401,465)
Deferred revenue	(121,395)	476,457
Net cash flows from operating activities	(4,892,324)	(3,062,854)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(11,392)	(23,309)
Investment in other assets including work in process	(921,780)	(136,162)
Cash acquired in acquisitions	—	419,042
Net cash flows from investing activities	(933,172)	259,571

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable and common stock	3,000,000	1,650,000
Proceeds from the sale of common stock and other	4,002,000	1,250,000
Payment of debt and equity issuance cost	(375,821)	(253,642)
Principal payments on capital lease obligations	(59,819)	(60,875)
Principal payments on notes payable	(14,119)	—
Net cash flows from financing activities	6,552,241	2,585,483

Effect of foreign currencies	24,329	102,739

Net change in Cash	751,074	(115,061)
Cash, Beginning of Period	689,105	349,873
Cash, End of Period	$1,440,179	$234,812

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$21,609,673	$21,122
Issuance of common stock for debt issuance costs	$224,460	$169,125
Issuance of warrants for inventory costs	$—	$79,081
Reclassification of derivatives upon removal of price protection in warrants	$7,614,974	$692,850
Reclassification of inventory to net investment in direct financing lease	$—	$747,944
Acquisition of equipment due to a capital lease	$163,407	$—
Acquisition of FIN Holdings (2016):
Issuance of common stock as consideration	$—	$9,000,000
Assumed liabilities	—	914,218
Inventory	—	(112,408)
Accounts receivable	—	(311,867)
Property and equipment	—	(100,339)
Intangible assets	—	(8,970,562)
Cash acquired	$—	$419,042